Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 13, 2013, with respect to the consolidated financial statements of Technolas Perfect Vision GmbH, Munich, Germany, included in the Registration Statement (Form S-1) of WP Prism Inc., Rochester, USA, for the registration of shares of its common stock.

March 22, 2013

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich

/s/ (Räpple) Wirtschaftsprüfer [German Public Auditor]	/s/ (Breyer) Wirtschaftsprüfer [German Public Auditor]